UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 23, 2022

CS Disco, Inc.

(Exact name of Registrant, as specified in its charter)

Delaware	001-40624	46-4254444
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 Congress Avenue
Suite 900
Austin, Texas 78704
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (833) 653-4726

Former name or address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.005	LAW	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 21, 2022, CS Disco, Inc. (the "Company") and Andrew Shimek, the Company's Chief Revenue Officer, mutually agreed that Mr. Shimek will leave his position as Chief Revenue Officer of the Company, effective October 31, 2022.
In connection therewith, on September 21, 2022, Mr. Shimek and the Company entered into a transition and separation agreement (the “Transition Agreement”). Pursuant to the Transition Agreement, Mr. Shimek will serve in a non-officer employee role from November 1, 2022 until December 31, 2022, primarily focused on transitioning his responsibilities. Through the date his employment ends, Mr. Shimek will continue to receive his current base salary and benefits. In addition, to the extent Mr. Shimek remains an employee of the Company through December 31, 2022 or is terminated without cause prior to such date, and subject to his execution and effectiveness of a customary release of claims, Mr. Shimek will be entitled to the following benefits: (i) payment of the annual bonus, if any, in respect of the Company’s 2022 performance that he would have been entitled to receive pursuant to the Company’s Performance Bonus Plan had he remained an employee of the Company through the date the Compensation Committee certifies the Company’s financial results for 2022, (ii) vesting as to 4/12ths of the total vestable shares, if any, subject to outstanding performance-based restricted stock units (“PSUs”) held by Mr. Shimek, as determined by the Company’s Compensation Committee in accordance with the applicable grant notice and award agreement for the PSUs, and (iii) vesting acceleration of Mr. Shimek’s stock option awards as if he remained employed with the Company through January 16, 2023. The Company’s Performance Bonus Plan and forms of PSU grant notice and award agreement pursuant to which the PSUs were granted were filed as Exhibits 10.3 and 10.2, respectively, to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, as filed with the SEC on May 13, 2022, and are incorporated by reference herein. The foregoing description of the Transition Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of the Transition Agreement, a copy of which the Company expects to file with its Quarterly Report on Form 10-Q for the quarter ending September 30, 2022, and upon filing will be incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CS Disco, Inc.

Date: September 23, 2022	By:	/s/ Michael S. Lafair
	Name:	Michael S. Lafair
	Title:	Chief Financial Officer

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